Redfin Fourth-Quarter 2019 Revenue up 88% Year-over-Year to $233 Million

SEATTLE - February 12, 2020 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the fourth quarter and full year ended December 31, 2019. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation as well as depreciation and amortization expenses.

Fourth Quarter 2019
Revenue increased 88% year-over-year to $233 million during the fourth quarter. Gross profit was $40 million, an increase of 51% from $26 million in the fourth quarter of 2018. Real estate services gross profit was $42 million, an increase of 51% from $28 million in the fourth quarter of 2018. Real estate services gross margin was 32%, compared to 28% in the fourth quarter of 2018. Operating expenses were $46 million, an increase of 20% from $39 million in the fourth quarter of 2018. Operating expenses were 20% of revenue, down from 31% in the fourth quarter of 2018.

Net loss was $7.8 million, compared to net loss of $12.2 million in the fourth quarter of 2018. Stock-based compensation was $8.0 million, up from $6.0 million in the fourth quarter of 2018. Depreciation and amortization was $2.9 million, up from $2.3 million in the fourth quarter of 2018. Interest income was $1.3 million and interest expense was $2.4 million, compared to $2.3 million and $2.1 million, respectively, in the fourth quarter of 2018.

Net loss per share, basic and diluted, was $0.08, compared to net loss per share, basic and diluted, of $0.14 in the fourth quarter of 2018.

Full Year 2019
Revenue increased 60% year-over-year to $780 million in 2019. Gross profit was $144 million, an increase of 21% from $119 million in 2018. Real estate services gross profit was $150 million, an increase of 22% from $123 million in 2018. Real estate services gross margin was 29%, compared to 28% in 2018. Operating expenses were $223 million, an increase of 37% from $163 million in 2018. Operating expenses were 29% of revenue, down from 34% in 2018.

Net loss was $81 million, compared to net loss of $42 million in 2018. Stock-based compensation was $28 million, up from $20 million in 2018. Depreciation and amortization was $9.2 million, up from $8.5 million in 2018. Interest income was $7.1 million and interest expense was $8.9 million, compared to $5.4 million and $3.7 million, respectively, in 2018.

Net loss per share, basic and diluted, was $0.88, compared to net loss per share, basic and diluted, of $0.49 in 2018.

“This was the fourth quarter in a row that our real estate services revenue growth accelerated, and the second quarter in a row that gross margins improved in every segment of our business,” said Redfin

CEO Glenn Kelman. “Our multi-year investments in a broader solution for our customers that includes mortgage, title, renovations and instant offers are really starting to pay off, but what’s most important is that we’ve been able to grow while maintaining our commitment to efficiency, so customers get low prices and Redfin can generate more gross profit.”

Highlights

•	Reached market share of 0.94% of U.S. existing home sales by value in the fourth quarter of 2019, an increase of 0.13 percentage points from the fourth quarter of 2018.(1)

•
Saved homebuyers and sellers over $44 million in the fourth quarter and over $180 million in 2019. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.

•
Earned a Net Promoter Score, a measure of customer satisfaction, that is 18% higher than competing brokerages’, as measured in a Redfin-commissioned November 2019 survey of people who bought or sold a home in the previous 12 months. 2019 marked the fifth consecutive year that our customer satisfaction was higher than that of traditional brokers.

•
Continued to expand our nationwide footprint in the fourth quarter, launching brokerage services in Chattanooga, TN, Savannah, GA and Northern Kentucky. Redfin is now reaching customers in 94 markets across the United States and Canada and offers services in markets covering 78% of the U.S. population.

•
Introduced a new listing fee to unify our pricing nationwide and reward our most loyal customers with the greatest savings. The brokerage previously charged either a 1% or 1.5% fee based on the market. Redfin now charges a 1% listing fee to sellers who also buy their next home with Redfin within 12 months and a 1.5% listing fee to sellers who just sell their home with Redfin.

•	RedfinNow continued expansion, launching in Las Vegas in the fourth quarter of 2019. RedfinNow is available to consumers in 13 markets in four states.

•	Redfin Mortgage expanded to Massachusetts, Michigan and Wisconsin and opened a new office in Tempe, Arizona to support growth in 2020.

•
Redfin Mortgage originated $110 million in loan volume in the fourth quarter of 2019, an increase of 370% from the fourth quarter of 2018. For the full year 2019, Redfin Mortgage originated $395 million in loan volume, an increase of 460% from 2018.

•	Expanded Direct Access from 10 to 13 markets, allowing buyers to tour RedfinNow listings on their own schedule by unlocking the door with a tap on a smartphone.

•
Launched Redfin Direct, a service to help unrepresented buyers make offers on Redfin listings, in major markets across Texas (Austin, Dallas, Houston, San Antonio) and California (Fresno, Inland Empire, Los Angeles, Orange County, Sacramento, San Diego, Santa Barbara, Ventura County). At the end of 2019, Redfin Direct was available in 14 markets in four states.

•
Improved the accuracy of the Redfin Estimate for off-market homes by over 30 basis points and expanded coverage to five metro areas and several property types, including land and multi-family properties. Redfin Estimate now covers 85 million properties across the United States.

•
Upgraded our software for agents by making it faster and releasing new features to help agents track and prioritize their deals and categorize customers at various stages of the homebuying and selling process. Other software released in the fourth quarter includes a new listings activation form that makes it simple for listing coordinators to collect all the necessary information about each home in one place, making it easier to take a listing live on the market.

•
Increased our proportion of women technologists from 32.9% in 2018 to 34.4% in 2019. We continue to work towards our goal of 50% overall as well as prioritizing racial and ethnic diversity because employing a diverse workforce will help us deliver better service to all people.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 12, 2020, and are subject to substantial uncertainty.

For the first quarter of 2020 we expect:

•
Total revenue between $179 million and $188 million, representing year-over-year growth between 63% and 71% compared to the first quarter of 2019. Properties segment revenue between $69 million and $74 million is included in the guidance provided.

•
Net loss between $72 million and $68 million, compared to net loss of $67 million in the first quarter of 2019. This guidance includes approximately $9.1 million of expected stock-based compensation and $3.2 million of expected depreciation and amortization.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2019, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered residential real estate company. Founded by software engineers, we run the country's #1 most-visited brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 90 markets in the United States and Canada. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2019, we have helped customers buy or sell more than 235,000 homes worth more than $115 billion.

Redfin-F

Contacts

Investor Relations
Elena Perron, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	Unaudited
Revenue
Service	$134,128	$102,525	$539,288	$441,927
Product	99,063	21,604	240,508	44,993
Total revenue	233,191	124,129	779,796	486,920
Cost of revenue(1)
Service	93,183	75,393	390,504	320,883
Product	100,382	22,527	245,189	46,613
Total cost of revenue	193,565	97,920	635,693	367,496
Gross profit	39,626	26,209	144,103	119,424
Operating expenses
Technology and development(1)	19,345	13,692	69,765	53,797
Marketing(1)	8,099	8,054	76,710	44,061
General and administrative(1)	18,992	16,969	76,874	65,500
Total operating expenses	46,436	38,715	223,349	163,358
Loss from operations	(6,810)	(12,506)	(79,246)	(43,934)
Interest income	1,341	2,334	7,146	5,416
Interest expense	(2,365)	(2,071)	(8,928)	(3,681)
Other income, net	51	21	223	221
Net loss	$(7,783)	$(12,222)	$(80,805)	$(41,978)
Net loss per share attributable to common stock—basic and diluted	$(0.08)	$(0.14)	$(0.88)	$(0.49)
Weighted average shares of common stock—basic and diluted	92,486,944	89,650,602	91,583,533	85,669,039

Net loss	$(7,783)	$(12,222)	$(80,805)	$(41,978)
Other comprehensive income:
Foreign currency translation adjustments	5	—	33	—
Unrealized gain on available-for-sale securities	11	—	9	—
Total comprehensive loss	$(7,767)	$(12,222)	$(80,763)	$(41,978)

(1) Includes stock-based compensation as follows:

	Three Months ended December 31,		Twelve Months ended December 31,
	2019	2018	2019	2018
Cost of revenue	$1,689	$1,506	$6,087	$5,567
Technology and development	3,701	2,241	12,362	7,576
Marketing	393	231	1,418	662
General and administrative	2,239	1,988	7,947	6,633
Total	$8,022	$5,966	$27,814	$20,438

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$234,679	$432,608
Restricted cash	12,769	6,446
Short-term investments	70,029	—
Accounts receivable, net	19,223	15,363
Inventory	74,590	22,694
Loans held for sale	21,985	4,913
Prepaid expenses	14,822	11,916
Other current assets	3,496	2,307
Total current assets	451,593	496,247
Property and equipment, net	39,577	25,187
Right-of-use assets, net	52,004	—
Long-term investments	30,978	—
Goodwill and intangibles, net	11,504	11,992
Other non-current assets	10,557	9,395
Total assets	$596,213	$542,821
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,122	$2,516
Accrued liabilities	37,979	30,837
Other payables	7,884	6,544
Warehouse credit facilities	21,302	4,733
Current lease liabilities	11,408	—
Secured revolving credit facility	4,444	—
Current portion of deferred rent	43	1,588
Total current liabilities	85,182	46,218
Non-current lease liabilities	59,869	—
Deferred rent	—	11,079
Convertible senior notes, net	119,716	113,586
Total liabilities	264,767	170,883
Commitments and contingencies
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 93,001,597 and 90,151,341 shares issued and outstanding, respectively	93	90
Additional paid-in capital	583,097	542,829
Accumulated other comprehensive income	42	—
Accumulated deficit	(251,786)	(170,981)
Total stockholders’ equity	331,446	371,938
Total liabilities and stockholders’ equity	$596,213	$542,821

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2019	2018
Operating Activities
Net loss	$(80,805)	$(41,978)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,230	8,465
Stock-based compensation	27,814	20,438
Amortization of debt discount and issuance costs	6,385	2,584
Non-cash lease expense	6,940	—
Other	(663)	—
Change in assets and liabilities:
Accounts receivable, net	(3,861)	(2,029)
Inventory	(51,896)	(19,312)
Prepaid expenses and other assets	(3,539)	(5,725)
Accounts payable	(394)	617
Accrued liabilities and other payables	7,459	4,509
Lease liabilities	(7,209)	—
Deferred rent	1	(1,249)
Origination of loans held for sale	(395,638)	(86,023)
Proceeds from sale of loans originated as held for sale	378,566	83,001
Net cash used in operating activities	(107,610)	(36,702)
Investing activities
Purchases of property and equipment	(15,533)	(8,303)
Purchases of investments	(136,265)	(2,000)
Sales of investments	11,486	—
Maturities of investments	24,400	—
Net cash used in investing activities	(115,912)	(10,303)
Financing activities
Proceeds from the issuance of shares resulting from employee equity plans	16,107	23,407
Tax payments related to net share settlements on restricted stock units	(5,126)	(1,426)
Borrowings from warehouse credit facilities	388,586	83,842
Repayments of warehouse credit facilities	(372,017)	(81,125)
Borrowings from secured revolving credit facility	4,444	—
Other payables - deposits held in escrow	883	2,158
Proceeds from issuance of convertible notes, net of issuance costs	—	138,953
Proceeds from follow on offering	—	107,593
Cash paid for debt issuance costs	(922)	—
Principal payments under finance lease obligations	(72)	—
Net cash provided by financing activities	31,883	273,402
Effect of exchange rate changes on cash and cash equivalents	32	—
Net change in cash, cash equivalents, and restricted cash	(191,607)	226,397
Cash, cash equivalents, and restricted cash:
Beginning of period	439,055	212,658
End of period	$247,448	$439,055

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended									Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Dec. 31, 2019	Dec. 31, 2018	Dec. 31, 2017
Monthly average visitors (in thousands)	30,595	35,633	36,557	31,107	25,212	29,236	28,777	25,820	21,377	33,473	27,261	22,623
Real estate services transactions
Brokerage	13,122	16,098	15,580	8,435	9,822	12,876	12,971	7,285	8,598	53,235	42,954	35,038
Partner	2,958	3,499	3,357	2,125	2,749	3,333	3,289	2,237	2,739	11,939	11,608	10,755
Total	16,080	19,597	18,937	10,560	12,571	16,209	16,260	9,522	11,337	65,174	54,562	45,793
Real estate services revenue per transaction
Brokerage	$9,425	$9,075	$9,332	$9,640	$9,569	$9,227	$9,510	$9,628	$9,659	$9,326	$9,459	$9,429
Partner	2,369	2,295	2,218	2,153	2,232	2,237	2,281	2,137	2,056	2,267	2,229	1,971
Aggregate	8,127	7,865	8,071	8,134	7,964	7,790	8,048	7,869	7,822	8,033	7,921	7,677

Aggregate home value of real estate services transactions (in millions)	$7,588	$9,157	$8,986	$4,800	$5,825	$7,653	$7,910	$4,424	$5,350	$30,532	$25,812	$21,280
U.S. market share by value	0.94%	0.96%	0.94%	0.83%	0.81%	0.85%	0.83%	0.73%	0.71%	0.93%	0.81%	0.67%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	62%	63%	64%	64%	66%	66%	68%	66%	69%	63%	67%	69%
Average number of lead agents	1,526	1,579	1,603	1,503	1,419	1,397	1,415	1,327	1,119	1,553	1,390	1,023

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Real estate services revenue
Brokerage revenue	$123,671	$93,985	$496,480	$406,293
Partner revenue	7,008	6,135	27,060	25,875
Total real estate services revenue	130,679	100,120	523,540	432,168
Properties revenue	99,063	21,604	240,507	44,993
Other revenue	4,143	2,476	17,634	9,882
Intercompany eliminations	(693)	(71)	(1,885)	(123)
Total revenue	$233,192	$124,129	$779,796	$486,920

Cost of revenue
Real estate services	$88,703	$72,294	$373,150	$309,069
Properties	100,382	22,527	245,189	46,613
Other	5,174	3,170	19,239	11,937
Intercompany eliminations	(693)	(71)	(1,885)	(123)
Total cost of revenue	$193,566	$97,920	$635,693	$367,496

Gross profit by segment
Real estate services	$41,976	$27,826	$150,390	$123,099
Properties	(1,319)	(923)	(4,682)	(1,620)
Other	(1,031)	(694)	(1,605)	(2,055)
Total gross profit	$39,626	$26,209	$144,103	$119,424

Gross margin (percentage of revenue)
Real estate services	32.1%	27.8%	28.7%	28.5%
Properties	(1.3)	(4.3)	(1.9)	(3.6)
Other	(24.9)	(28.0)	(9.1)	(20.8)
Total gross margin	17.0	21.1	18.5	24.5